EXHIBIT 10.9(1)
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                        MANAGEMENT AGREEMENT TERMINATION
                        --------------------------------

         THIS MANAGEMENT AGREEMENT TERMINATION (the "Agreement") is made and entered into as of the 5th day of August, 1999, among Unique Restaurant Concepts, Inc., a Florida corporation ("Manager") and Max's Beach Grill, Ltd., a Florida limited partnership, Unique Brickell, Ltd., a Florida limited partnership and Unique Weston, Ltd., a Florida limited partnership (with the last three entities collectively referred to as the "Partnerships").

                             PRELIMINARY STATEMENTS:

         A. The Partnerships are in the business of owning and operating the restaurants Max's Beach Place, Max's Grille at Las Olas and Max's Grille at Weston located in South Florida (the "Restaurants").

         B. Manager and the Partnerships entered into that certain Management Agreement (the "Management Agreement") dated December 30, 1997 pursuant to which Manager provides management and accounting services to the Restaurants.

         C. The General Partners and certain Limited Partners of the Partnerships are simultaneously herewith selling all of their general and limited partnership interests in the Partnerships to the majority limited partner, Sforza Enterprises Inc. ("Sforza"), who expects to operate the Restaurants directly.

         D. Both the Partnerships and Manager now desire to terminate the Management Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnerships and Manager agree as follows:

         1. Termination. Anything in the Management Agreement to the contrary notwithstanding, except as provided in this Agreement, the term of the Management Agreement shall terminate as of 11:59 p.m. on the date shown above (the "Termination Date"). After the Termination Date, neither the Partnerships nor the Manager shall have any rights or obligations under the Management Agreement other than those rights or obligations that expressly survive termination. The Manager shall, in addition to the duties and obligations elsewhere provided in the Management Agreement and in this Agreement, perform such matters as are necessary to wind up its activities under the Management Agreement in an orderly manner as provided in Section 4 herein.

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         2.       Management Transition.
                  ----------------------

                  (a) Transfer of Accounting and Other Systems. Manager has transferred and delivered to the Partnerships all books and records associated with the Restaurants, including bank accounts, payroll records, software data, and manager's operations manual. Manager has furnished to the Partnerships financial reports of the Restaurants through June 30, 1999. Not later than July 30, 1999, Manager shall furnish the Partnerships with the preliminary financial reports of the Restaurants through July 25, 1999, in a form consistent with past practices.

                  (b) Transition Assistance. For ten business days from the Termination Date, Manager will respond within 24 hours by telephone to inquiries from the Partnerships, to assist with the management transition resulting from this termination of the Management Agreement. If any inquiry is not answered within such time, Manager will promptly send a qualified representative to the West Palm Beach office of Sforza to answer the query. Thereafter, Manager will use its best efforts to respond promptly to telephone inquiries from the Partnerships concerning transition matters.

         3. Representation by Manager. Manager hereby represents and warrants to the Partnerships that, to the best of its knowledge, the materials delivered to the Partnerships pursuant to Section 2(a) herein do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the materials not misleading.

         4.       Miscellaneous.
                  --------------

                  (a) Insurance. Within 30 days of the date hereof, the Partnerships will terminate their present workmen's compensation insurance, which they now share with affiliates of Manager. The present general liability insurance, which is shared with affiliates of Manager, will be maintained until expiration of the term on November 20, 1999. Each Partnership will be responsible for its pro rata share of premiums of such policies through the date of termination, including any retroactive premium charges. The parties expect one or more rebates or dividends on the workmen's compensation policy reflecting favorable experience over past periods. When any such payments are received, Manager will promptly refund to each of the Partnerships their pro rata share of such rebates.

                  (b) Gift Certificates. The Restaurants have sold to customers gift certificates valid both at the Restaurants and at restaurants which are affiliates of Manager. The Partnerships agree to honor such gift certificates, and Manager agrees promptly to reimburse the Partnerships for any such gift certificates so honored if the Restaurant did not sell the certificate. Manager will cause its affiliated restaurants to honor any gift certificates issued prior to the date hereof by any of the Partnerships, and the Partnership Restaurant which issued the gift certificate shall promptly reimburse Manager for the cost thereof.

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         5.       General Matters.
                  ----------------

                  (a) Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to any of the Partnerships:             With a copy to:

c/o Sforza Enterprises Inc.                Gunster, Yoakley, Valdes-Fauli
222 Clematis Street, Suite 202             & Stewart, P.A.
West Palm Beach, Florida 33401             777 S. Flagler Drive, Suite 500 East
Attn.: Jay Visconti, President             West Palm Beach, Florida 33401
Telephone: (561) 366-0027                  Attn.: Steven J. Serling, Esq.
Telefax: (561) 366-0028                    Telephone: (561) 650-0577
                                           Telefax: (561) 655-5677

If to Manager:                             With a copy to:

Unique Restaurants Concepts, Inc.          Ruden, McCloskey, Smith, Schuster
490 East Palmetto Park Road, Suite 110     & Russell, P.A.
Boca Raton, Florida 33432                  200 E. Broward Boulevard, 15th Floor
Attn.: Dennis Max, President               Ft. Lauderdale, Florida 33302
Telephone: (561) 392-0611                  Attn.: Michael H. Krul, Esq.
Telefax: (561)    393-0456                 Telephone: (954) 764-6660
                                           Telefax: (954) 764-4996

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

                  (b) Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

                  (c) Jury Waiver. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT, OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT,

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TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT
JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS AGREEMENT OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

                  (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

                  (e) Headings. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of the Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

                  (f) Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

                  (g) Jurisdiction. The parties acknowledge that a substantial portion of the negotiations and anticipated performance of this Agreement occurred or shall occur in Palm Beach County, Florida. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida, West Palm Beach Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

                  (h) Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

                  (i) Benefit. This Agreement shall bind and shall inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, Sforza as successor to the Partnerships.

                  (j) Third Parties. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor any provisions give any third person any right of subrogation or action over or against any party to this Agreement.

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                  (k) Survival. All covenants, agreements, representations and warranties made in this Agreement, including without limitation Section 4, or otherwise made in writing by any party pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

                  (l) Entire Agreement. This Agreement and all exhibits and schedules attached to this Agreement, if any, represent the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                     Unique Restaurant Concepts, Inc.,
                                     a Florida corporation

                                     By: /s/ Dennis Max
                                        ----------------------------------
                                         Dennis Max, President


                                     Max's Beach Grill, Ltd.,
                                     a Florida limited partnership

                                     By: Max's Beach Grill, Inc., a Florida
                                         corporation and General Partner

                                         By: /s/ Gerald J. Visconti, Jr.
                                            ----------------------------------
                                            Gerald J. Visconti, Jr., President

                                     Unique Brickell, Ltd.,
                                     a Florida limited partnership

                                     By: Unique Brickell, Inc., a Florida
                                         corporation and General Partner

                                         By: /s/ Gerald J. Visconti, Jr.
                                             ----------------------------------
                                             Gerald J. Visconti, Jr., President

                                     Unique Weston, Ltd.,
                                     a Florida limited partnership

                                     By: Unique Weston, Inc., a Florida
                                         corporation And General Partner

                                     By: /s/ Gerald J. Visconti, Jr.
                                        ----------------------------------
                                         Gerald J. Visconti, Jr., President


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